SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K/A
                               AMENDMENT NO. 1

                               CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  September 15, 1995
                                                       --------------------


                               BALL CORPORATION
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)



                                   Indiana
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



                      1-7349                            35-0160610
           ------------------------          ---------------------------------
           (Commission File Number)          (IRS Employer Identification No.)



                      345 South High Street, Muncie, IN         47307-0407
              -------------------------------------------------------------
              (Address of principal executive office)           (Zip Code)


        Registrant's telephone number, including area code   (317) 747-6100
                                                            ----------------

                        BALL CORPORATION
                   FORM 8-K/A - AMENDMENT NO. 1
                     Dated November 29, 1995
                  To CURRENT REPORT on FORM 8-K
                    Dated September 15, 1995




Registrant hereby amends its Current Report on Form 8-K dated September 15, 1995 to include the financial statements and pro forma financial information set forth below which was omitted from the original filing pursuant to Items 7(a)(4) and 7(b)(2).


Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

         (1)     Audited   consolidated   financial  statements  of  Ball  Glass
                 Container Corporation and subsidiary for the years ended December 31, 1994 and 1993

                 Report of Independent Accountants
                 Consolidated Balance Sheet at December 31, 1994 and 1993 Consolidated Statement of Income (Loss) for the years ended
                   December 31, 1994 and 1993
                 Consolidated  Statement  of   Cash  Flows  for the  years ended
                   December 31, 1994 and 1993
                 Consolidated Statement of Changes in Shareholder's  Equity  for
                   the years ended December 31, 1994 and 1993
                 Notes to Consolidated Financial Statements

         (2) Unaudited condensed consolidated financial statements of Ball Glass Container Corporation and subsidiary for the year-to-date periods ended September 15, 1995 and October 2, 1994

                 Condensed  Consolidated Balance Sheet at September 15, 1995 and
                   October 2, 1994
                 Condensed Consolidated Statement of Income for the year-to-date periods ended September 15, 1995 and October 2, 1994
                 Condensed   Consolidated   Statement  of  Cash  Flows  for  the
                   year-to-date periods ended September 15, 1995 and October 2, 1994
                 Notes to Unaudited Condensed  Consolidated Financial Statements

         (3) Audited financial statements of Foster-Forbes Glass Division of American National Can Company for the years ended December 31, 1994 and 1993

                 Report of  Independent  Accountants
                 Balance Sheets at December 31, 1994 and 1993
                 Statements  of Income - Year ended  December 31, 1994  and 1993
                 Statements  of Cash Flows - Year ended  December  31,  1994 and
                   1993
                 Notes to Financial Statements

                           BALL CORPORATION
                     FORM 8-K/A - AMENDMENT NO. 1
                       Dated November 29, 1995
                     To CURRENT REPORT on FORM 8-K
                       Dated September 15, 1995


Item 7.  Financial Statements and Exhibits (continued).

(a)      Financial statements of businesses acquired (continued).

         (4) Unaudited financial statements of Foster-Forbes Glass Division of American National Can Company for the year-to-date periods ended September 15, 1995 and September 30, 1994

                 Balance Sheets at September 15, 1995 and September 30, 1994 Statements of Income - Year-to-date periods ended September 15,
                      1995 and September 30, 1994
                 Statements of Cash Flows - Year-to-date periods ended September
                      15, 1995 and September 30, 1994
                 Notes to Financial Statements

(b)      Unaudited pro forma financial information.

         Introduction

         Pro Forma  Condensed   Consolidated  Statement of Income (Loss) for the
           year ended December 31, 1994

         Pro Forma Condensed Consolidated Statement of Income (Loss) for the nine month period ended October 1, 1995

         Notes to Pro Forma Condensed Consolidated Statements of Income (Loss)

(c)      Exhibits.

         23.1 Consent of Price Waterhouse LLP, Indianapolis, Indiana (filed herewith).

         23.2 Consent of Price Waterhouse LLP, Chicago, Illinois (filed herewith).

Item 7 (a)        Financial statements of businesses acquired.

         (1)      Audited  consolidated  financial   statements  of  Ball  Glass
                  Container  Corporation  and   subsidiary  for  the years ended
                  December 31, 1994 and 1993

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Ball Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income (loss), of changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Ball Glass Container Corporation (a wholly owned subsidiary of Ball Corporation) and its subsidiary at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the consolidated financial statements, in 1993 the company adopted the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions," Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits."



Price Waterhouse LLP
Indianapolis, Indiana
November 28, 1995



                                           Ball Glass Container Corporation
                                              Consolidated Balance Sheet
                                              December 31, 1994 and 1993
                                                    (In thousands)

                                                          1994          1993
                                                       ----------    ----------

Assets
Current assets
   Cash and temporary investments                      $    1,782    $    1,645
   Accounts receivable, net                                55,158        50,983
   Inventories, net
     Raw materials and supplies                            29,603        29,712
     Work in process and finished goods                   131,901       125,477
   Deferred income taxes                                   11,729        26,508
   Prepaid expenses                                        17,164         2,030
                                                       ----------    ----------
     Total current assets                                 247,337       236,355
                                                       ----------    ----------

Property, plant and equipment, at cost
   Land                                                    10,564        10,564
   Buildings                                               79,205        76,718
   Machinery and equipment                                381,035       370,676
                                                       ----------    ----------
                                                          470,804       457,958
   Accumulated depreciation                              (221,865)     (214,402)
                                                       ----------    ----------
                                                          248,939       243,556
                                                       ----------    ----------
Goodwill and other intangible assets, net                  29,169        31,179
                                                       ----------    ----------
Other assets                                               17,101        16,879
                                                       ----------    ----------
                                                       $  542,546    $  527,969
                                                       ==========    ==========

Liabilities and Shareholder's Equity
Current liabilities
   Current portion of long term debt                   $   20,000    $   21,250
   Accounts payable                                        42,630        41,968
   Salaries, wages and accrued employee benefits           39,845        33,124
   Other current liabilities                               21,298        23,769
                                                       ----------    ----------

     Total current liabilities                            123,773       120,111
                                                       ----------    ----------

Noncurrent liabilities
   Long-term debt                                          40,000        60,000
   Deferred income taxes                                    1,823         1,875
   Employee benefit obligations                            23,631        21,878
   Other noncurrent liabilities                            22,213        18,619
                                                       ----------    ----------

     Total noncurrent liabilities                          87,667       102,372
                                                       ----------    ----------

Contingencies                                                --            --
                                                       ----------    ----------
Minority interest in consolidated subsidiary               15,823        15,165
                                                       ----------    ----------
Shareholder's equity
   Common stock                                            77,371        77,371
   Additional paid in capital                              69,886        69,886
   Retained earnings                                       24,636        20,381
   Investments by and advances from Ball Corporation      143,390       122,683
                                                       ----------    ----------
     Common shareholder's equity                          315,283       290,321
                                                       ----------    ----------
                                                       $  542,546    $  527,969
                                                       ==========    ==========

See accompanying notes to consolidated financial statements.



                       Ball Glass Container Corporation
                    Consolidated Statement of Income (Loss)
                For the Years Ended December 31, 1994 and 1993
                                (In thousands)


                                                      1994          1993
                                                    ---------    ---------

Net sales                                           $ 750,583    $ 699,374
                                                    ---------    ---------

Costs and expenses
   Cost of sales                                      698,275      670,113
   General and administrative expenses                 16,892       12,693
   Selling expenses                                     9,529        9,529
   Restructuring and other                               --         51,400
   Interest expense                                    11,021       11,970
                                                    ---------    ---------
                                                      735,717      755,705
                                                    ---------    ---------

Income (loss) before taxes on income and minority
   interest                                            14,866      (56,331)

Provision for income tax (expense) benefit             (6,045)      22,217
Minority interest                                      (4,566)      (3,562)

Net income (loss) before cumulative effect of
   changes in accounting principles                     4,255      (37,676)
Cumulative effect of changes in accounting
   principles, net of tax benefit                        --        (11,321)
                                                    ---------    ---------

Net income (loss)                                   $   4,255    ($ 48,997)
                                                    =========    =========

See accompanying notes to consolidated financial statements.




                   Ball Glass Container Corporation
                 Consolidated Statement of Cash Flows
             For the Years Ended December 31, 1994 and 1993
                            (In thousands)

                                                                 1994          1993
                                                              ---------    ---------

Cash Flows from Operating Activities

Net income (loss) before cumulative effect of changes in
   accounting principles                                      $   4,255    ($ 37,676)
Reconciliation of net income (loss) to net cash provided by
   operating activities
   Minority interest in earnings of consolidated subsidiary       4,566        3,562
   Net (payment) provision for restructuring                     (9,843)      51,400
   Depreciation and amortization                                 45,669       41,044
   Deferred taxes on income                                      14,727      (20,891)
   Other                                                          3,025          884
Changes in working capital components:
   Accounts receivable                                           (4,175)       2,812
   Inventories                                                   (6,315)      (2,617)
   Prepaid employee benefits                                    (15,000)       7,882
   Accounts payable                                                 662       (1,673)
   Salaries, wages and employee benefits                         13,785       (5,743)
   Other                                                          6,464       (7,972)
                                                              ---------    ---------
    Net cash provided by operating activities                    57,820       31,012
                                                              ---------    ---------

Cash Flows from Financing Activities
  Principal payments of long-term debt                          (21,250)     (40,375)
  Dividends paid to minority interest                            (3,908)      (3,908)
  Net investments by and advances from Ball Corporation          20,707       62,883
                                                              ---------    ---------

        Net cash (used in) provided by financing activities      (4,451)      18,600
                                                              ---------    ---------

Cash Flows from Investment Activities
  Capital expenditures                                          (53,232)     (51,772)
                                                              ---------    ---------
    Net cash used in investment activities                      (53,232)     (51,772)
                                                              ---------    ---------

Net Increase (Decrease) in Cash                                     137       (2,160)
Cash and temporary investments at beginning of year               1,645        3,805
                                                              ---------    ---------

Cash and Temporary Investments at End of Year                 $   1,782    $   1,645
                                                              =========    =========

See accompanying notes to consolidated financial statements.




                        Ball Glass Container Corporation
            Consolidated Statement of Changes in Shareholder's Equity
                 For the Years Ended December 31, 1994 and 1993
                               (In thousands)

                                     Common Stock
                                    (10,000 shares                      Investments by
                                      authorized, Additional             and advances
                                      issued and   Paid-in     Retained    from Ball
                                     outstanding)  Capital     Earnings   Corporation    Total
                                    ------------- ----------  --------- -------------- ---------

Balance, December 31, 1992            $  77,371   $  69,886   $  69,378    $  50,870   $ 267,505
Net transfer of cash and other from
   Ball Corporation                        --          --          --         71,813      71,813
Net Loss                                   --          --       (48,997)        --       (48,997)
                                      ---------   ---------   ---------    ---------   ---------

Balance, December 31, 1993            $  77,371   $  69,886   $  20,381    $ 122,683   $ 290,321

Net transfer of cash and other from
   Ball Corporation                        --          --          --         20,707      20,707
Net Income                                 --          --         4,255         --         4,255
                                      ---------   ---------   ---------    ---------   ---------

Balance, December 31, 1994            $  77,371   $  69,886   $  24,636    $ 143,390   $ 315,283
                                      =========   =========   =========    =========   =========

See accompanying notes to consolidated financial statements.


                    BALL GLASS CONTAINER CORPORATION
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 1994 AND 1993


Note 1 - Significant Accounting Policies
----------------------------------------

Basis of Presentation
As of December 31, 1994, Ball Glass Container Corporation (the "Company") was a wholly owned subsidiary of Ball Corporation (Ball). These consolidated financial statements of the Company have been prepared on a separate company basis. See Note 6, "Related Party Transactions."

Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its 51% owned subsidiary, Madera Glass Company. All significant intercompany amounts between the Company and Madera are eliminated in consolidation.

Temporary Investments
Temporary investments are considered cash equivalents if original maturities are three months or less.

Revenue Recognition and Accounts Receivable
Revenue from the sales of finished goods is recognized at the time of shipment. Accounts receivable at December 31, 1994 and 1993 are net of reserves for uncollectible amounts of $2.28 million and $1.11 million, respectively.

In September 1993, Ball entered into an agreement to sell, on a revolving basis without recourse, an undivided percentage ownership interest in a designated pool of up to $75.00 million of packaging trade accounts receivable. The current agreement expires in December 1995. At December 31, 1994 and 1993, a net amount of approximately $16.6 million and $18.0 million of accounts receivable sold under this program was allocated to Ball Glass Container Corporation based accounts receivable. This reduction has not been reflected in the Company's accounts receivable balance for the years included in these statements.

Inventories
Finished goods inventories are stated at the lower of cost or net realizable value, cost being determined on the first-in, first-out method. All other inventories are stated at average cost.

Depreciation and Amortization
Depreciation is provided on the straight-line method in amounts sufficient to amortize the cost of properties over their estimated useful lives (land improvements and buildings -- 15 to 50 years; machinery and equipment -- 2 to 20 years). Depreciation expense for the years ended December 31, 1994 and 1993 was $43.65 million and $38.94 million, respectively.

Goodwill is amortized over the periods benefited, generally 40 years. For the years ended December 31, 1994 and 1993, amortization expense totaled $2.01 million and $2.10 million, respectively. At December 31, 1994 and 1993, accumulated amortization was $9.89 million and $7.88 million, respectively.

Company Owned Life Insurance
The Company has purchased insurance on the lives of certain employees. Premiums were approximately $2.63 million and $2.66 million for the years ended December 31, 1994 and 1993, respectively. The Company borrowed $10.24 million and $7.68 million at December 31, 1994 and 1993, respectively, from the accumulated cash value of the policies. The policies are issued by The Hartford Life Insurance Company.

Taxes on Income
The Company is party to a tax-sharing agreement with Ball and is included in Ball's consolidated federal tax return. Madera files a separate federal tax return. For purposes of these consolidated financial statements, the Company records income taxes on a separate-company basis, following the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 was adopted by Ball effective January 1, 1993, and this separate-company presentation of the Company likewise reflects the adoption effective January 1, 1993. Prior to the adoption of SFAS No. 109, Ball and the Company accounted for income taxes under the provisions of SFAS No. 96, a predecessor standard to SFAS No. 109. In the Company's circumstances the accounting under SFAS No. 96 and SFAS No. 109 was similar, and as such, adoption of SFAS No. 109 had no effect upon the 1993 provision for income tax benefit or on the cumulative effect of changes in accounting principles.

Under SFAS No. 109, deferred income taxes reflect the future tax consequence of differences between the tax bases of assets and liabilities and their financial reporting amounts at each balance sheet date based upon enacted tax laws and tax rates. Income tax expense or benefit is provided based on earnings reported in the financial statements. The provision for income tax expense or benefit differs from the amounts of income taxes currently payable or receivable because certain items of income and expense included in the consolidated financial statements are recognized in different time periods by taxing authorities.

Pension Costs
The Company's employees participate in a defined benefit pension plan sponsored by Ball. The Company accounts for this plan as participation in a multi-employer plan and recognizes pension expense based on amounts allocated by Ball for continued participation in the plan. This expense allocation is based on an actuarial estimate of the annual service and interest cost for the Company's covered employees prepared in accordance with SFAS No. 87, "Employers' Accounting for Pensions" and an allocation of the amortization of prior service cost, gains or losses and the return on plan assets.

Other Postretirement and Postemployment Benefits
Effective January 1, 1993, the Company adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Postretirement benefit costs subsequent to the change in accounting principles are accrued on an actuarial basis over the period from the date of hire to the date of full eligibility for employees and covered dependents who are expected to qualify for such benefits. Postemployment benefits are accrued when it is determined that a liability has been incurred. Previously, postretirement and postemployment benefit costs were recognized as claims were paid or incurred.

Financial Instruments and Concentration of Credit Risk
The fair value of accounts receivable, accounts payable and other current liabilities approximates their carrying value due to the short-term maturities of these instruments. The fair value of long term debt was approximately $62.80 million and $91.12 million at December 31, 1994 and 1993 (carrying values of $60.00 million and $81.25 million), respectively, and was estimated using rates currently available to the Company for loans with similar terms and maturities. Concentrations of credit risk with respect to accounts receivable are limited due to the relatively large number of customers comprising the Company's customer base. For the years ended December 31, 1994 and 1993, no customer accounted for more than 10% of net sales.

The Company enters into derivative financial instruments with terms ranging from three months to one year in order to hedge the commodity price risk of natural gas and does not hold or issue financial instruments for trading purposes. The impact of using these derivatives was not material.

Investment By and Advances from Ball Corporation
Ball maintains a centralized cash management system and substantially all cash receipts and disbursements are recorded at the corporate level. The Company is charged or credited for the net of cash receipts, cash disbursements, and other corporate charges each month. Interest is charged on a portion of this balance, and interest expense for the years ended December 31, 1994 and 1993 includes $3.66 million and $2.09 million, respectively, of interest charged the Company by Ball on a portion of the outstanding balances.


Note 2 - Debt and Interest Costs
--------------------------------

Long-term debt consisted of the following at December 31, 1994 and 1993 (in thousands):


                                                     1994               1993
                                                   -------            -------

Serial senior notes:
    9.22%, due April 30, 1995                      $   ---            $20,000
    9.35%, due April 30, 1996                       20,000             20,000
    9.52%, due April 30, 1997                       20,000             20,000
    9.66%, due April 30, 1998                       20,000             20,000
                                                   -------            -------
                                                    60,000             80,000

Madera variable rate loan due January 15, 1999
    (6.0% at December 31, 1993)                        ---              1,250
                                                   -------            -------
                                                    60,000             81,250
    Less current portion                            20,000             21,250
                                                   -------            -------
                                                   $40,000            $60,000
                                                   =======            =======

In 1993 the Company prepaid $20.00 million of 9.05% serial senior notes originally due April 30, 1994. Serial senior notes in the amount of $20.00 million continue to be classified as current based upon the Company's intention to repay that amount in each succeeding year. Additionally, in 1994 the Company prepaid $1.25 million of the Madera variable rate term loan originally due January 15, 1999. For the years ended December 31, 1994 and 1993, the Company paid $6.71 million and $9.45 million, respectively, of interest to unrelated third parties.

The serial senior notes agreement contains certain guarantees and financial covenants, the more significant of which include current ratio, net worth and interest coverage requirements, and limitations on other borrowings and liens, acquisitions and the sale of assets.

Note 3 - Income Taxes
---------------------

The provision for income tax expense (benefit) was comprised as follows (in thousands):

                                                       1994              1993
                                                    --------           --------

Current
    Federal                                         $ (8,169)          $   (997)
    State                                               (513)              (329)
                                                    --------           --------
      Total current                                   (8,682)            (1,326)
                                                    --------           --------

Deferred
    Federal                                           12,792            (17,511)
    State                                              1,935             (3,380)
                                                    --------           --------
      Total deferred                                  14,727            (20,891)
                                                    --------           --------
Total provision for income tax expense (benefit)    $  6,045           $(22,217)
                                                    ========           ========

The reconciliation of the statutory U.S. income tax rate to the effective income tax rate is as follows:

                                                       1994             1993
                                                      -----            ------

Statutory U.S. federal income tax rate                 35.0%            (35.0)%
Increase (decrease) in rate due to:
    State income taxes, net of federal benefit          6.2              (4.3)
    Tax effects of company owned life insurance        (3.3)              (.9)
    Goodwill amortization                               2.1                .6
    Other                                                .7                .2
                                                      -----            ------
Effective income tax rate                              40.7%            (39.4)%
                                                      =====            ======

Significant   components   of  deferred  tax (assets)   liabilities  follow  (in
thousands):

                                                       1994              1993
                                                    --------          --------

Gross deferred tax assets:
    Accrued employee benefits                       $(21,461)         $(20,558)
    Restructuring reserve                             (3,439)           (8,141)
    Inventory reserves                                (6,128)           (5,102)
    Tax credits                                          ---            (4,422)
    Other                                             (3,410)           (2,846)
                                                    --------          --------
Total gross deferred tax assets                      (34,438)          (41,069)
                                                    --------          --------

Gross deferred tax liabilities:
    Depreciation                                      18,501            16,100
    Prepaid group insurance                            4,800               ---
    Other                                              1,231               336
                                                    --------          --------
Total gross deferred tax liabilities                  24,532            16,436
                                                    --------          --------

Net deferred tax assets                             $ (9,906)         $(24,633)
                                                    ========          ========


All current income tax assets and liabilities are owed by/to Ball and are included as a component of investments by and advances from Ball Corporation.

Note 4 - Other Postretirement and Postemployment Benefits
---------------------------------------------------------

Pension Benefits
The Company's employees participate in a defined benefit pension plan sponsored by Ball. The Company's contributions to Ball for continued participation in this plan were $8.97 million and $7.19 million for the years ended December 31, 1994 and 1993, respectively.

Other Postretirement and Postemployment Benefits
The Company provides retirement health care and life insurance benefits to certain groups of employees. In addition, employees may become eligible, upon termination of active employment prior to retirement, for long-term disability, medical and life insurance continuation and other postemployment benefits. These benefit obligations are unfunded and, with the exception of life insurance benefits, are self-insured.

Effective January 1, 1993, the Company adopted two new accounting standards for these benefit costs, SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 106 requires that the Company's estimated postretirement benefit obligations be accrued by the dates at which participants attain eligibility for benefits. Similarly, SFAS No. 112 mandates accrual accounting for postemployment benefits.

Postretirement Medical and Life Insurance Benefits
Postretirement health care benefits are provided to substantially all of the Company's salaried employees and hourly employees who are members of the AFGW&U union. Most domestic salaried employees who retired prior to 1993 are covered by contributory medical plans with capped lifetime benefits. Employees retiring after January 1, 1993 are provided a fixed subsidy by the Company toward each retiree's future purchase of medical insurance. Life insurance benefits are noncontributory. Hourly employees belonging to the AFGW&U union are covered by noncontributory plans with capped lifetime benefits. Hourly employees belonging to the GMP union are covered by the collective bargaining agreement, under which the Company contributes to a multi-employer health and welfare plan. The Company has no commitments to increase monetary benefits provided by any of the postretirement benefit programs.

In connection with the adoption of SFAS No. 106, the Company elected immediate recognition of the previously unrecognized transition obligation through a pretax, noncash charge to earnings as of January 1, 1993 in the amount of $16.52 million ($9.99 million after tax). The accumulated postretirement benefit obligation ("APBO") represents, at the date of adoption, the full liability for postretirement benefits expected to be paid with respect to retirees and a pro rata portion of the benefits expected to be paid with respect to active employees.

Net periodic postretirement benefit cost for medical and life insurance benefits for the years ended December 31, 1994 and 1993 included the following components (in thousands):

                                                                  1994     1993
                                                                 ------   ------

Service cost - benefits attributed to service during the period  $  402   $  426
Interest cost on accumulated postretirement benefit obligation    1,204    1,430
Net amortization and deferral                                        17     --
                                                                 ------   ------
    Net periodic postretirement benefit cost                     $1,623   $1,856
                                                                 ======   ======

The incremental expense in 1993 resulting from the adoption of SFAS No. 106 was approximately $1.13 million, excluding the effect of the transition obligation which was recognized as the cumulative effect on prior years of the change in accounting. Contributions to multi-employer plans were $3.99 million and $3.47 million for the years ended December 31, 1994 and 1993, respectively.

The status of the Company's unfunded postretirement benefit obligation at December 31, 1994 and 1993 follows (in thousands):

                                                           1994         1993
                                                        ---------    ---------

Accumulated postretirement benefit obligation (APBO):
    Retirees                                            $   8,903    $  10,963
    Fully eligible active plan participants                 2,892        3,713
    Other active plan participants                          3,454        5,064
                                                        ---------    ---------
                                                           15,249       19,740
Prior service cost not yet recognized in net periodic
    postretirement benefit cost                              (167)        (154)
Unrecognized net gain (loss) from experience and
    assumption changes                                      5,115         (385)
                                                        ---------    ---------
Accrued postretirement benefit obligation               $  20,197    $  19,201
                                                        =========    =========

The assumed discount rate used to measure the APBO was changed from 7.50% as of December 31, 1993 to 8.75% as of December 31, 1994, resulting in the decrease in the APBO. The health care cost trend rate used to value the APBO is assumed to decline to 6% after the year 2001. A one percentage point increase in the health care cost trend rate would increase the APBO as of December 31, 1994 and the sum of the service and interest costs for the year ended December 31, 1994 by $820,000 and $100,000, respectively.

Other Postemployment Benefits
The Company elected early adoption of SFAS No. 112 and, effective January 1, 1993, recorded a noncash, pretax charge of $2.20 million ($1.33 million after tax) to recognize the cumulative effect on prior years. Excluding the cumulative effect on prior years, the annual cost for SFAS No. 112 was $1.63 million and $970,000 for the years ended December 31, 1994 and 1993, respectively. The incremental expense in 1993 resulting from the adoption of SFAS No. 112 was approximately $394,000, excluding the effect of the transition obligation which was recognized as the cumulative effect on prior years of the change in accounting.

Other Benefit Plans
Substantially   all  domestic   salaried   employees   who   participate   in  a
Ball-sponsored 401(k) salary conversion plan and meet certain eligibility requirements automatically participate in a Ball-sponsored employee stock ownership plan ("ESOP"). Compensation expense charged by Ball to the Company for the Company's proportionate share of the ESOP's cost was $228,000 and $209,000 for the years ended December 31, 1994 and 1993, respectively. Interest expense related to the ESOP was $299,000 and $304,000 for the same respective years.

Note 5 - Restructuring
----------------------

In late 1993 plans were developed to undertake a number of restructuring actions, which included the elimination of excess manufacturing capacity through plant closures and consolidations and certain administrative consolidations. In connection therewith, pretax restructuring and other charges of $51.40 million were recorded in the fourth quarter of 1993. A summary of these charges follows (in thousands):

Asset write-off and write-downs to net
  realizable values                         $22,483
Employment costs and termination benefits    23,296
Other                                         5,621
                                            -------
                                            $51,400
                                            =======

Employment costs and termination benefits include the effects of work force reductions and pension curtailment losses of $6.20 million. Other includes incremental costs associated with the planned phaseout of the facilities to be closed.

At  December  31,  1994  and  1993,   restructuring  reserves  included  in  the
consolidated balance sheet and the changes in those reserves were as follows (in thousands):

                                           Current    Noncurrent
                                Assets   Liabilities  Liabilities   Total
                                ------   -----------  -----------   -----

Restructuring charge to
  operations in 1993           $ 22,483    $ 22,094    $  6,823   $ 51,400
Noncash items                    (2,706)     (6,224)       --       (8,930)
                               --------    --------    --------   --------
Reserve at December 31, 1993     19,777      15,870       6,823     42,470
Noncash items                    (1,481)       --          --       (1,481)
Cash payments                      --        (9,843)       --       (9,843)
                               --------    --------    --------   --------
Reserve at December 31, 1994   $ 18,296    $  6,027    $  6,823   $ 31,146
                               ========    ========    ========   ========

Included in assets are write-offs of and write-downs of property, plant and equipment to net realizable value and the write-off of other deferred costs. The net book values of the property, plant and equipment related to the facilities expected to be closed was approximately $22 million (before write-down) at December 31, 1993, and did not change significantly at December 31, 1994. This amount is included in the property, plant and equipment caption of the consolidated balance sheet. Employment costs and termination benefits due to work force reductions that are expected to be paid out within one year are reflected in current liabilities. Liabilities resulting from pension curtailment losses are likewise included in current liabilities and are reflected as a noncash item in 1993 as these amounts represent an intercompany liability to Ball, which as sponsor of the affected multi-employer plan has recorded the additional non-current liability related to the curtailment.

Non-current liability includes the employment related costs associated with the closure of one facility that are not expected to be paid within the next year. Payments made in 1994 were made by Ball and reflected as increases in Ball's investment in and advances to the Company. Of the total restructuring reserves outstanding at December 31, 1994, $19.5 million will not impact future cash flows, apart from related tax benefits, of either the Company or Ball.

Note 6 - Related Party Transactions
-----------------------------------

The Company has extensive transactions and relationships with Ball. Generally, direct transactions and allocations between the Company and Ball are recorded at cost. During the normal course of business, Ball makes disbursements on behalf of the Company which directly relate to the operations of the Company. The Company also participates in Ball-sponsored programs for which it receives a direct charge from Ball representing its proportional share of the costs incurred. For the periods presented, operating expenses include charges for an allocation of certain corporate expenses from Ball representing general management and other administrative services. Management believes the foregoing allocations were made on a reasonable basis. However, the aforementioned transactions may not reflect the costs and revenues which would be derived from transactions between unrelated entities. The following is a summary of the nature and amount of expenses incurred by Ball which were charged to the Company for the years ended December 31, 1994 and 1993 (in thousands):

Nature of Expense                         1994      1993
-----------------                        -------   -------

Management and administrative services   $ 6,436   $ 7,504
Employee benefits                         11,475     9,887
Information services                         928     1,561
Facilities                                 1,170       785
                                         -------   -------
                                         $20,009   $19,737
                                         =======   =======

The Company supplied bottles to Heublein, the Madera minority shareholder, in accordance with a renewable supply contract with an initial expiration date of December 1, 1996. For the years ended December 31, 1994 and 1993, the Company's sales to Heublein and its affiliates aggregated $36.83 million and $41.75 million, respectively. At December 31, 1994 and 1993, Heublein owed the Company $2.59 million and $1.51 million, respectively.

Note 7 - Commitments and Contingencies
--------------------------------------

Leases
Noncancellable operating leases of the Company in effect at December 31, 1994 require rental payments over the next five years approximating (in thousands):

            1995                      $5,600
            1996                      $2,400
            1997                      $2,100
            1998                      $1,700
            1999                      $1,400
            Thereafter                $3,100

The 1995 aggregate minimum lease payments have not been reduced by minimum sublease income of $160,000. Certain of the leases contain renegotiation clauses which provide for periodic adjustments to the payments. In 1994 Ball Glass entered into a 10 year non-cancelable warehouse lease with monthly rental payments of approximately $130,000, the start date of which is dependent upon the completion of the third party warehouse, which is expected to occur in the fourth quarter of 1995. Net lease expense for the Company was $21.74 million and $19.62 million in 1994 and 1993, respectively.

Environmental
The U.S. Environmental Protection Agency has designated the Company as a potentially responsible party, along with numerous other companies, for the cleanup of certain hazardous waste sites. Information at this time does not indicate that the disposition of these or any legal matters the Company may be involved in will have a material, adverse effect upon financial condition, results of operations, cash flows or competitive position of the Company.

Note 8 - Subsequent Event
-------------------------

On September 15, 1995, Ball sold substantially all of the assets of the Company to Ball-Foster Glass Container Corporation (Ball-Foster), a newly formed Delaware limited liability company, for an aggregate purchase price of approximately $323.00 million in cash, subject to adjustment in certain circumstances. In connection with the disposition, a pretax loss of approximately $113.33 million was recorded in 1995. In conjunction with this sale, Ball acquired for cash a 42 percent interest in Ball-Foster, which also acquired the glass business of Foster- Forbes Glass Division of American National Can.

         (2) Unaudited condensed consolidated financial statements of Ball Glass Container Corporation and subsidiary for the year-to-date periods ended September 15, 1995 and October 2, 1994



                Ball Glass Container Corporation and Subsidiary
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                            (Millions of dollars)

                                             September 15,  October 2,
                                                 1995          1994
                                             ------------   ---------

ASSETS
Current assets
  Cash and temporary investments                 $   9.1    $   1.0
  Accounts receivable, net                          76.6       77.4
  Inventories, net
    Raw materials and supplies                      31.4       28.5
    Work in process and finished goods             146.0      131.0
  Deferred income taxes                             11.7       26.5
  Prepaid expenses                                   2.9        1.3
                                                 -------    -------
    Total current assets                           277.7      265.7
                                                 -------    -------

Property, plant and equipment, at cost             488.5      481.9
Accumulated depreciation                          (247.6)    (237.0)
                                                 -------    -------
                                                   240.9      244.9
                                                 -------    -------

Goodwill and other intangibles, net                 26.9       29.1
Other assets                                        19.1       17.2
                                                 -------    -------

                                                 $ 564.6    $ 556.9
                                                 =======    =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt              $  20.0    $  20.0
  Accounts payable                                  47.1       56.3
  Salaries, wages and accrued employee benefits     31.9       39.5
  Other current liabilities                         22.3       24.9
                                                 -------    -------
    Total current liabilities                      121.3      140.7
                                                 -------    -------

Noncurrent liabilities
  Long-term debt                                    20.0       40.0
  Deferred income taxes                              1.8        1.8
  Employee benefit obligations, and other
     noncurrent liabilities                         44.4       40.8
                                                 -------    -------
    Total noncurrent liabilities                    66.2       82.6
                                                 -------    -------

Contingencies
Minority interest in consolidated subsidiary        18.8       14.5
                                                 -------    -------

Shareholder's equity                               358.3      319.1
                                                 -------    -------
                                                 $ 564.6    $ 556.9
                                                 =======    =======

See accompanying notes to unaudited condensed consolidated financial statements.



                          Ball Glass Container Corporation
                  UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                               (Millions of dollars)

                                                Year-to-date Period Ended
                                                -------------------------
                                                September 15,  October 2,
                                                      1995        1994
                                                ------------   ---------

Net sales                                            $545.9    $574.2
                                                     ------    ------

Costs and expenses
  Cost of sales                                       502.8     533.9
  Selling, general and administrative expenses         16.2      18.6
  Interest expense                                      6.2       8.4
                                                     ------    ------
                                                      525.2     560.9
                                                     ------    ------

Income before taxes on income and minority interest    20.7      13.3

Provision for income tax expense                       (8.4)     (5.4)

Minority interest                                      (3.0)     (3.2)
                                                     ------    ------

 Net income                                          $  9.3    $  4.7
                                                     ======    ======


See accompanying notes to unaudited condensed consolidated financial statements.


                       Ball Glass Container Corporation and Subsidiary
                                UNAUDITED CONDENSED CONSOLIDATED
                                  STATEMENT OF CASH FLOWS
                                   (Millions of dollars)

                                                                            Year-to-date Period Ended
                                                                            -------------------------
                                                                            September 15,  October 2,
                                                                                 1995       1994
                                                                            ------------   ---------

Cash Flows from Operating Activities
  Net income                                                                    $  9.3     $ 4.7
  Reconciliation of net income to net cash provided by operating activities
    Minority interest in earnings of consolidated subsidiary                       3.0       3.2
    Net payment for restructuring and other charges                               (7.2)     (4.1)
    Depreciation and amortization                                                 34.7      36.5
    Other, net                                                                     1.5        --
    Changes in working capital components                                        (17.8)     (4.4)
                                                                                 -----     -----
       Net cash provided by operating activities                                  23.5      35.9
                                                                                 -----     -----

Cash Flows from Financing Activities
  Principal payments of long-term debt                                           (20.0)    (21.3)
  Net investments by and advances from Ball Corporation                           31.1      25.2
  Dividends paid to minority interest                                               --      (3.9)
                                                                                 -----     -----
       Net cash provided by financing activities                                  11.1        --
                                                                                 -----     -----

Cash Flows from Investment Activities
  Capital expenditures                                                           (27.3)    (36.5)
                                                                                 -----     -----

       Net cash used in investment activities                                    (27.3)    (36.5)
                                                                                 -----     -----

Net Increase (Decrease) in Cash                                                    7.3       (.6)
Cash and temporary investments:
   Beginning of period                                                             1.8       1.6
                                                                                 -----     -----
   End of period                                                                 $ 9.1     $ 1.0
                                                                                 =====     =====


See accompanying notes to unaudited condensed consolidated financial statements.

Ball Glass Container Corporation and Subsidiary
September 15, 1995

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars unless otherwise noted)

1.  General.

The accompanying unaudited condensed consolidated financial statements have been prepared without audit. Certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management of the Company believes that the financial statements reflect all adjustments which are necessary for a fair statement of the results for the interim periods. Results of operations for the periods shown are not necessarily indicative of results for the year.

The accompanying unaudited condensed consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements for the years ended December 31, 1994 and 1993. Accordingly, these financial statements exclude the effects of the sale of substantially all of the assets of the glass container manufacturing business of Ball Glass Container Corporation to Ball-Foster Glass Container Corporation. Such excluded effects are comprised of the writedown of assets to the net realized value, losses realized and costs incurred in connection with the disposition. It is suggested that these unaudited condensed consolidated financial statements and accompanying notes be read in conjunction with the audited consolidated financial statements and the notes thereto for the years ended December 31, 1994 and 1993.

         (3) Audited financial statements of Foster-Forbes Glass Division of American National Can Company for the years ended December 31, 1994 and 1993



REPORT OF INDEPENDENT ACCOUNTANTS
---------------------------------


October 27, 1995


To the Board of Directors of
American National Can Company

In our opinion, the accompanying balance sheets and the related statements of income and of cash flows present fairly, in all material respects, the financial position of the Foster-Forbes Glass Division (the "Division"), a division of American National Can Company, at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 2 to the financial statements, the Division changed its method of accounting for postemployment benefits in 1994 and for postretirement benefits in 1993. Also, as discussed in Note 2 to the financial statements, the Division changed its method of evaluating the recoverability of goodwill in 1994.



Price Waterhouse LLP
Chicago, Illinois


                    FOSTER-FORBES GLASS DIVISION
                    ----------------------------

                           BALANCE SHEETS
                           --------------

                        (Dollars in thousands)

                                                                            December 31,
                                                                      ----------------------
                                                                         1994         1993
                                                                      ---------    ---------

                                ASSETS
                                ------
CURRENT ASSETS:
     Cash                                                             $      27    $      21
     Accounts receivable, less allowances of $83 in 1994 and $350 in
        1993 (Note 3)                                                    27,944       15,892
     Inventories (Notes 2 and 6)                                         75,446       53,433
     Deferred income taxes (Notes 2 and 9)                                7,091        5,579
     Other                                                                2,461        1,530
                                                                      ---------    ---------
          TOTAL CURRENT ASSETS                                          112,969       76,455
                                                                      ---------    ---------

INVESTMENTS IN UNCONSOLIDATED AFFILIATES
     (Notes 2 and 4)                                                     14,373        7,422
PROPERTY, PLANT AND EQUIPMENT, net
     (Notes 2, 4 and 7)                                                 315,948      241,097
GOODWILL, less accumulated amortization of $78,974 in 1994 and
     $34,692 in 1993 (Notes 1, 2 and 5)                                 276,437      242,841
OTHER ASSETS (Notes 4, 11 and 15)                                        17,898       16,828
                                                                      ---------    ---------

          TOTAL ASSETS                                                $ 737,625    $ 584,643
                                                                      =========    =========

                        LIABILITIES AND EQUITY
                        ----------------------

CURRENT LIABILITIES:
     Accounts payable                                                 $  35,226    $  44,167
     Accrued liabilities (Note 10)                                       41,465       28,579
                                                                      ---------    ---------
          TOTAL CURRENT LIABILITIES                                      76,691       72,746
                                                                      ---------    ---------

LONG-TERM LIABILITIES:
     Pension liabilities (Note 11)                                       10,450         --
     Postretirement benefit obligations (Notes 2 and 12)                  4,260        3,966
     Deferred income taxes (Notes 2 and 9)                               42,987       39,320
     Other (Note 13)                                                     24,942       22,953
                                                                      ---------    ---------
          TOTAL LONG-TERM LIABILITIES                                    82,639       66,239
                                                                      ---------    ---------

COMMITMENTS AND CONTINGENCIES (Note 15)                                    --           --
                                                                      ---------    ---------

EQUITY:
    Equity adjustment for minimum pension liability (Note 11)            (4,991)        (371)
    Investments by and advances from ANC (Note 3)                       583,286      446,029
                                                                      ---------    ---------
          TOTAL EQUITY                                                  578,295      445,658
                                                                      ---------    ---------

          TOTAL LIABILITIES AND EQUITY                                $ 737,625    $ 584,643
                                                                      =========    =========


             See accompanying notes to financial statements.


                                          FOSTER-FORBES GLASS DIVISION
                                          ----------------------------

                                              STATEMENTS OF INCOME
                                              --------------------

                                             (Dollars in thousands)


                                                                             Year Ended December 31,
                                                                             ----------------------
                                                                                1994         1993
                                                                             ---------    ---------

NET SALES (Note 16)                                                          $ 591,896    $ 528,772

OPERATING COSTS AND EXPENSES:
    Cost of sales (excluding depreciation and amortization) (Note 4)           444,152      411,980
    Depreciation and amortization of property, plant and equipment
         (Notes 2 and 7)                                                        35,930       31,437
    Selling, general and administrative expenses (Note 3)                       20,744       18,760
    Net postretirement benefit expense (Note 12)                                 3,647        3,175
    Amortization of goodwill (Notes 2 and 5)                                    44,282        6,938
    Interest expense (Note 3)                                                    8,072          756
    Other, net (Note 14)                                                         2,352           (2)
                                                                             ---------    ---------
                                                                               559,179      473,044
                                                                             ---------    ---------

INCOME BEFORE TAXES AND CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING
     PRINCIPLES                                                                 32,717       55,728

PROVISION FOR INCOME TAXES (Notes 2 and 9):
     Current                                                                    23,814       21,525
     Deferred                                                                    5,633        2,891
                                                                             ---------    ---------
                                                                                29,447       24,416
                                                                             ---------    ---------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES              3,270       31,312


CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES, net of tax (Note 2)        (843)      (5,167)
                                                                             ---------    ---------

NET INCOME                                                                   $   2,427    $  26,145
                                                                             =========    =========



               See accompanying notes to financial statements.


                                          FOSTER-FORBES GLASS DIVISION
                                          ----------------------------

                                            STATEMENTS OF CASH FLOWS
                                            ------------------------

                                             (Dollars in thousands)


                                                                     Year Ended December 31,
                                                                    ------------------------
                                                                        1994          1993
                                                                    ----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                      $    2,427    $   26,145
    Adjustments to reconcile net income to net cash provided from operating activities:
            Cumulative effect of changes in accounting principles          843         5,167
            Depreciation and amortization                               80,212        38,375
            Provision for deferred income taxes                          5,633         2,891
            Other adjustments to net income                              2,011          (126)
            Changes in assets and liabilities, net of effects of
                 acquisition of business:
                    Increase in accounts receivable                     (6,314)         (834)
                    (Increase) decrease in inventories                 (11,564)        1,799
                    (Increase) decrease in other current assets           (765)        3,201
                    Increase in other assets                            (6,477)       (2,447)
                    Increase (decrease) in accounts payable            (12,573)        8,245
                    Increase in other liabilities                        4,604         4,215
                                                                    ----------    ----------
            NET CASH PROVIDED FROM OPERATING ACTIVITIES
                                                                        58,037        86,631
                                                                    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                              (54,795)      (41,900)
     Proceeds from sale of property, plant and equipment                   269             4
     Acquisition of business (Note 5)                                 (138,321)         --
                                                                    ----------    ----------
             NET CASH USED IN INVESTING ACTIVITIES                    (192,847)      (41,896)
                                                                    ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments of obligations under capital leases                          (14)          (12)
     Increase (decrease) in advances from ANC (Note 3)                 134,830       (44,765)
                                                                    ----------    ----------
            NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES
                                                                       134,816       (44,777)
                                                                    ----------    ----------

NET INCREASE (DECREASE) IN CASH                                              6           (42)

CASH, beginning of year                                                     21            63
                                                                    ----------    ----------

CASH, end of year                                                   $       27    $       21
                                                                    ==========    ==========

                  See accompanying notes to financial statements.


                          FOSTER-FORBES GLASS DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in thousands)


Note 1 - Organization and Basis of Presentation
-----------------------------------------------

Foster-Forbes Glass Division (the "Division") is a division of American National Can Company ("ANC") which is an indirect majority-owned subsidiary of Pechiney Corporation, a Delaware corporation. Pechiney Corporation is a wholly owned subsidiary of Pechiney International S.A., which is a majority-owned subsidiary of Pechiney S.A., a French corporation.

ANC, including the operations of the Division, was acquired by Pechiney Corporation on December 31, 1988. As a result of the acquisition, the tangible assets and liabilities of the Division were adjusted to their fair values as of the date of acquisition and an allocated portion of the purchase price and related expenses incurred by Pechiney Corporation to acquire ANC, together with the resultant goodwill related to the Division and amortization thereof, have been pushed down to the Division's financial statements.

The accompanying financial statements reflect the "carve-out" financial position, results of operations and cash flows of the Division for the periods presented. The financial information included herein does not necessarily reflect what the financial position and results of operations of the Division would have been had it operated as a stand alone entity during the period covered, and may not be indicative of future operations or financial position.


Note 2 - Summary of Significant Accounting Policies
---------------------------------------------------

Revenue Recognition
-------------------

Revenues are recognized when goods are shipped.

Financial Instruments
---------------------

The  carrying  value  of  the  Division's   financial   instruments,   primarily
receivables and payables, generally approximates fair value.

Inventories
-----------

Inventories are stated at the lower of cost or market. The cost of 76% and 74% of inventories at December 31, 1994 and 1993, respectively, was determined by the last-in, first-out (LIFO) method. The cost of all other inventories was determined by the first-in, first-out (FIFO) method.

Investments in Unconsolidated Affiliates
----------------------------------------

Investments in unconsolidated affiliates are accounted for using the equity method. These investments comprise a 50% interest in Tropicana Industrial Glass Company (the "Tropicana Joint Venture"), a joint venture with Tropicana Products, Inc., a 50% interest in Heye America, L.P. ("Heye"), a joint venture with Hermann Heye KG of Germany, and a 23% interest in Trona Company ("Trona"), a joint venture with General Chemical Corporation.

Property, Plant and Equipment
-----------------------------

Property, plant and equipment is stated at cost (as adjusted in connection with the acquisition of ANC by Pechiney Corporation) including interest incurred on funds borrowed during the period that major items are prepared for their intended use. Capitalized leases are stated at the lesser of the present value of future minimum lease payments or the fair value of the leased property. Depreciation and amortization are computed using the straight-line method.

During 1994, the Division performed a study of the economic lives of its fixed assets and determined that the useful lives of certain asset categories were generally longer than the lives used for depreciation purposes. Therefore, the Division extended the estimated depreciable lives of certain categories of property, plant and equipment (mainly machinery and equipment used in the production process), by a maximum of two years, effective January 1, 1994. The effect of this change in estimate reduced 1994 depreciation expense by $3,162 and increased 1994 net income by $1,932.

Goodwill
--------

Goodwill consists of an allocated portion of the Pechiney Corporation acquisition costs in excess of the fair value of the net assets of the Division (see Note 1), and the acquisition costs in excess of the fair value of the net assets acquired from the Liberty Glass Company ("Liberty") in 1994 (see Note 5). Goodwill is amortized on a straight-line basis over forty years.

In addition to the normal charge for the year, Pechiney Corporation and ANC, in 1994, revised their method of evaluating goodwill resulting in a writedown of $35,944 relating to the Division. A review of the carrying value of goodwill in light of recent profitability trends of certain assets and current market values resulted in this additional charge.

Other Postretirement and Postemployment Benefits
------------------------------------------------

Effective January 1, 1993, the Division adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" which requires that the projected cost of all health care and other non-pension benefits provided by the Division to its retired employees and their dependents be accrued during an employees' period of service rather than expensed as paid. The cumulative effect of this change in accounting for postretirement benefits resulted in a non-cash, after-tax charge in 1993 of $5,167 (net of $3,289 of income tax benefits). This cumulative effect represents the actuarial present value of all future medical and life insurance benefits to be paid to active employees and employees who retired subsequent to the date of the acquisition by Pechiney Corporation (see Note 1) based on services rendered to date. The amount of the cumulative effect recorded by the Division at January 1, 1993 was determined (a) for active employees on the basis of an actuarial valuation and (b) for retired employees based on a pro rata allocation of Division retirees to the total number of retirees of ANC covered by the plans, after reduction for the remaining portion of the liability established at the date of acquisition by Pechiney Corporation for employees who had already retired as of that date.

Effective January 1, 1994, the Division adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112"). This standard requires that the projected costs of all benefits the Division provides to former or inactive employees (and their covered dependents) before their retirement be accrued at the time they are terminated or become inactive. The cumulative effect of this change in accounting for postemployment benefits resulted in a non-cash, after-tax charge of $843 (net of $537 of income tax benefits). There was no impact on pretax earnings in 1994 as a result of complying with SFAS 112.

Income Taxes
------------

The Division is included as part of ANC in the consolidated U.S. federal income tax return of Pechiney Corporation. The provision for income taxes is computed on the taxable income of the Division on a stand-alone basis.

The Division accounts for income taxes based on the asset and liability approach in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and the tax bases of assets and liabilities.

The liability for the current portion of the tax provision is transferred to the Investments by and advances from ANC account at the end of each year. The net asset or liability for deferred income taxes has been included in the accompanying balance sheets.


Note 3 - Related Party Transactions
-----------------------------------

ANC provides the Division certain data processing, human resources, purchasing, credit, accounting and tax services. An allocation of the estimated costs of these services is charged directly to the Division each month by ANC using varying allocation bases (primarily number of transactions processed). The allocation process is consistent with the methodology used by ANC to allocate costs of similar services provided to its other business units. The costs for these services are negotiated and agreed to by both the Division and ANC each year, and in the opinion of management are reasonable. The allocated costs of these services, which aggregated $2,787 and $2,993 in 1994 and 1993, respectively, were reflected in selling, general and administrative expenses in the accompanying statements of income.

ANC maintains a centralized cash management system and substantially all cash receipts and disbursements are recorded at the corporate level. The Division is charged or credited for the net of cash receipts and disbursements each month.

The Division incurs a monthly charge for interest expense from ANC based on a formula which takes into consideration its percentage of certain assets and liabilities in relation to the total for ANC of these assets and liabilities. The Division incurred a charge for interest expense from ANC of $8,072 in 1994 and $756 in 1993.

The following table sets forth the activity in the Investments by and advances from ANC account for the years ended December 31, 1994 and 1993:

                                                 1994                  1993
                                               --------              --------

      Balance, beginning of year               $446,029              $464,649
      Net income                                  2,427                26,145
      Charges (advances) from ANC, net          134,830              ( 44,765)
                                               --------              --------
      Balance, end of year                     $583,286              $446,029
                                               ========              ========

ANC maintains agreements with certain banks to sell trade accounts receivable, with limited recourse, on a revolving basis. The agreements specify certain eligibility criteria for receivables that are sold, including credit quality and maturity. At December 31, 1994 and 1993, a portion of the Division's receivables was included in the eligible pool of receivables sold by ANC. The accompanying balance sheets reflect all Division receivables, including those in the eligible pool.

Note 4 - Investments in Unconsolidated Affiliates
-------------------------------------------------

Tropicana Joint Venture
-----------------------

The Tropicana Joint Venture was formed effective January 25, 1993 for the purpose of manufacturing glass containers. The Division's investment in the Tropicana Joint Venture was $8,581 at December 31, 1994 and $3,276 at December 31, 1993. The Division's share of equity earnings for the years ended December 31, 1994 and 1993 of $5,305 and $3,276, respectively, was recorded as a reduction of cost of sales in the accompanying statements of income. During 1994 and 1993, the Division purchased machinery and equipment with a cost of $13,024 and $12,471, respectively, for use by the Tropicana Joint Venture.

Heye
----

At December 31, 1994 and 1993, the Division's investment in Heye, a manufacturer of glass making machinery and equipment, was $5,792 and $4,146, respectively. The Division also holds a $3,133 non-interest bearing note receivable from Heye, due no sooner than December 1, 2001, which is included in other assets on the accompanying balance sheets at December 31, 1994 and 1993. During 1994 and 1993, the Division purchased approximately $28,300 and $21,400, respectively, of machinery and equipment, including spare parts, from Heye. The Division's share of equity earnings of Heye for the years ended December 31, 1994 and 1993 totaled $1,882 and $1,375, respectively, of which $1,009 and $739, respectively, was recorded as a reduction of the cost of machinery and equipment purchased by the Division from Heye and $873 and $636, respectively, was reflected as a reduction of cost of sales in the accompanying statements of income.

Trona
-----

Trona was formed for the purpose of mining and distributing soda ash, a raw material used in the glass production process. All of Trona's sales are to the Division. The Division's share of the equity earnings of Trona for the years ended December 31, 1994 and 1993 of $2,025 and $1,326, respectively, was reflected as a reduction of cost of sales in the accompanying statements of income. The Division purchased approximately $14,300 during 1994 and $13,700 during 1993 of soda ash from Trona.

Summarized financial information for all of the unconsolidated affiliates for 1994 and 1993 is as follows:

                                             1994                  1993
                                           --------              --------

      Condensed Statements of Income:
        Net sales                          $106,300               $ 84,100
        Income before taxes                  23,300                 15,100
        Net income                           23,300                 15,100

      Condensed Balance Sheets:
        Current assets                     $ 40,800               $ 31,100
        Noncurrent assets                     4,700                  5,000
                                           --------               --------
                                           $ 45,500               $ 36,100
                                           ========               ========

        Current liabilities                $ 10,600               $ 14,600
        Noncurrent liabilities                6,000                  6,700
        Equity                               28,900                 14,800
                                           --------               --------
                                           $ 45,500               $ 36,100
                                           ========               ========


Note 5 - Acquisition
--------------------

On April 25, 1994, the Division through ANC acquired the net assets of Liberty, a glass manufacturer with a facility in Sapulpa, Oklahoma for cash of $138,321. This acquisition is being accounted for in accordance with the purchase method of accounting, and accordingly the results of operations of Liberty were included in the accompanying statements of income from the acquisition date. The net assets of Liberty were included in the accompanying balance sheets at values representing the allocation of the purchase cost to such net assets. The excess of purchase cost over the valuation of the net tangible assets of $77,878 was recorded as goodwill and is being amortized on a straight-line basis over 40 years.

The following summary presents unaudited pro forma financial information as if the Liberty acquisition had occurred at the beginning of each year, rather than from the date of acquisition. The pro forma financial summary is for information purposes only, based on historical information, and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined businesses:

                                                       1994          1993
                                                     --------      --------

  Net sales                                          $614,600      $610,900
                                                     ========      ========
  Income before taxes and cumulative effect
     of changes in accounting principles             $ 33,600      $ 57,100
                                                     =========     ========
  Net income                                         $  3,000      $ 27,000
                                                     =========     =========


Note 6 - Inventories
--------------------

Inventories at December 31, 1994 and 1993 consist of the following:

                                                       1994          1993
                                                     --------      --------

      Raw materials                                  $11,840       $  9,794
      Finished goods                                  51,002         34,136
      Machine spare parts                             12,604          9,503
                                                     -------       --------
                                                     $75,446       $ 53,433
                                                     =======       ========

At December 31, 1994 and 1993, the FIFO basis of inventories (which approximates replacement cost) exceeded the LIFO inventory carrying value by approximately $1,477 and $2,365, respectively.


Note 7 - Property, Plant and Equipment
--------------------------------------

Property, plant and equipment at December 31, 1994 and 1993 consists of the following:

                                                                  Estimated
                                      1994          1993         Useful Life
                                    --------      --------      ------------

  Land                              $  7,941      $  7,171           -
  Buildings & improvements            66,386        55,498          40 years
  Machinery and equipment            388,553       295,786     3 to 20 years
  Less: Accumulated depreciation    (146,932)     (117,358)
                                    --------      --------
                                    $315,948      $241,097
                                    ========      ========

Note 8 - Operating Leases
-------------------------

The Division leases manufacturing, warehouse and office facilities and certain equipment. Future minimum lease payments required under operating leases having initial or remaining noncancelable lease terms in excess of one year are set forth below:

      1995                                   $  766
      1996                                      422
      1997                                      274
      1998                                      172
      1999                                       12
      Thereafter                                  -
                                             ------
      Total minimum rentals                  $1,646
                                             ======

Rental expense under operating leases amounted to $7,908 and $7,132 for the years ended December 31, 1994 and 1993, respectively, which included $4,898 and $4,428, respectively, for warehouse leases with terms of less than one year.


Note 9 - Income Taxes
---------------------

The provision for income taxes for the years ended December 31, 1994 and 1993 was as follows:

                                          1994               1993
                                        --------            -------

      Current income taxes:
         Federal                        $20,141             $18,205
         State                            3,673               3,320
                                        -------             -------
                                         23,814              21,525

      Deferred income taxes               5,633               2,891
                                        -------             -------
                                        $29,447             $24,416
                                        =======             =======

The provision for income taxes differed from the U.S. statutory rate for the years ended December 31, 1994 and 1993 for the following reasons:

                                          1994              1993
                                        --------          --------

      Statutory tax rate                  35.0%             35.0%
      State and local taxes,
        net of federal benefit             9.1               4.4
      Goodwill amortization               45.9               4.4
                                          ----              ----
                                          90.0%             43.8%
                                          ====              ====

Deferred tax assets (liabilities) were comprised of the following at December 31, 1994 and 1993:

                                                      1994          1993
                                                    --------      --------

      Deductible temporary differences:
         Employee benefits                          $  9,686      $  8,347
         Environmental reserve                         3,415         3,647
         Minimum pension liability adjustment          3,177           236
         Workers' compensation                         3,138         2,953
         Inventories                                     608             -
         Other                                           203           220
                                                    --------      --------
         Total                                        20,227        15,403
                                                    --------      --------

      Taxable temporary differences:
         Fixed assets                                (54,516)      (48,598)
         Goodwill                                     (1,607)            -
         Inventories                                       -          (546)
         Total                                       (56,123)      (49,144)

      Net deferred tax liability                    ($35,896)     ($33,741)
                                                    ========      ========


Note 10 - Accrued Liabilities
-----------------------------

The components of accrued liabilities at December 31, 1994 and 1993 were as follows:

                                                      1994              1993
                                                    --------          --------

      Accrued payroll and employee benefits         $15,851           $13,478
      Workers' compensation liability                 9,867             7,842
      Payable to fixed asset vendors                  6,354             3,654
      Reorganization reserves                         5,138               216
      Pension liabilities  (Note 11)                  2,536             2,088
      Environmental reserve (Note 15)                   462               217
      Other                                           1,257             1,084
                                                    -------           -------
                                                    $41,465           $28,579
                                                    =======           =======

Note 11 - Pension Liabilities
-----------------------------

The Division sponsors defined benefit retirement plans covering substantially all hourly employees of the Division. The Division's salaried employees are included in ANC-sponsored defined benefit and defined contribution plans which cover substantially all of the salaried employees of ANC. These plans provide benefits that are based on employees' years of service and compensation during employment with the Division. The Division through ANC makes contributions to the defined benefit plans at least equal to the minimum funding requirements under the Employee Retirement Income Security Act of 1974 (ERISA).

Net periodic pension cost for the Division's hourly plans for 1994 and 1993 included the following components:

                                                   1994             1993
                                                 --------         --------

      Service cost - benefits earned
        during the period                        $2,435           $2,376
      Interest cost on projected
         benefit obligation                       4,234            3,937
      Actual return on assets - (gain)loss        1,333           (7,290)
      Net amortization and deferral              (4,539)           4,803
                                                 ------           ------
        Net periodic pension cost                $3,463           $3,826
                                                 ======           ======

The aggregate expense included in the accompanying statements of income for the salaried defined benefit and defined contribution plans amounted to $2,717 in 1994 and $2,178 in 1993. Pension expense for salaried employees of the Division participating in the ANC-sponsored plans was allocated based on an actuarial valuation. Pension expense for salaried retirees of the Division participating in the ANC-sponsored plans was determined based on a pro-rata allocation of Division retirees to total ANC retirees.

For 1993 and 1994, the discount rate used to determine the actuarial present value of the projected benefit obligation was 8.0%, the expected rate of return on plan assets was 10.0%, and the discount rate used to determine the interest cost on the projected benefit obligation was 8.0%. The expected increase in future salaries for those plans using future compensation assumptions ranged from 4.0% to 6.9% for 1994 and 6.0% to 8.9% for 1993.

All amortization is based upon the average remaining service period of covered employees except for unrecognized prior service costs for benefit improvements negotiated during the current period which are amortized over ten years (twice the contract period).

The following table sets forth the funded status and amounts recognized for the Division's hourly plans in the accompanying balance sheets at December 31, 1994 and 1993:

                                           1994        1993
                                         --------    --------

Actuarial present value of
  benefit obligations:
    Vested benefits                      $ 56,604    $ 52,675
    Nonvested benefits                      2,114       2,134
                                         --------    --------

Accumulated benefit obligation             58,718      54,809

Excess of projected benefit obligation
  over accumulated benefit obligation        --          --
                                         --------    --------

Projected benefit obligation               58,718      54,809

Plan assets at fair value                  45,732      47,703
                                         --------    --------

Funded status                             (12,986)     (7,106)

Unrecognized prior service cost             8,471       9,763
Unrecognized net loss                       8,168       2,815
Additional minimum liability              (16,639)     (5,202)
                                         --------    --------

Pension asset (liability) recognized
  in the balance sheets                  ($12,986)   $    270
                                         ========    ========

Classified in the balance sheets as:
    Other assets                             --      $  2,358
    Accrued liabilities                    (2,536)     (2,088)
    Long-term liabilities                 (10,450)       --
                                         --------    --------
                                         ($12,986)   $    270
                                         ========    ========

The plans' assets are held by a master trust created for collective investment of plans' funds. At December 31, 1994 and 1993, assets held by the master trust consisted primarily of common and preferred stocks, corporate bonds, U.S. government obligations, pooled funds, real estate and short-term investments.

At December 31, 1994 and 1993, equity adjustments of $4,991 and $371, respectively, (net of taxes of $3,177 and $236, respectively), had been recorded, which represent the excess of the additional minimum pension liability over the related unrecognized prior service cost for the Division-sponsored plans. Intangible assets of $8,471 and $4,596 have been recorded at December 31, 1994 and 1993, respectively, to the extent of unrecognized prior service cost and were included in other assets in the accompanying balance sheets.

The projected benefit obligation for the Division's salaried employees and retirees included in the ANC-sponsored plans was approximately $27,700 and $26,600 at December 31, 1994 and 1993, respectively, calculated on the same bases as the related pension expense. Such obligations are not included in the accompanying balance sheets.


Note 12 - Postretirement Benefits Other than Pensions
----------------------------------------------------

The Division participates in a number of multi-employer plans which provide postretirement health care benefits to substantially all hourly employees not covered by Division-sponsored plans. The Division also sponsors health care and life insurance benefit plans for certain hourly employees and their dependents. Certain of the plans require retiree contributions. The Division's salaried employees are included in an ANC-sponsored plan which covers substantially all salaried employees of ANC.

The net postretirement benefit expense for 1994 and 1993 included the following:

                                                            1994        1993
                                                          --------    --------

   Division contributions to hourly
        multi-employer union plans                         $2,325      $1,936

      Division-sponsored plans for
        hourly employees:
          Service cost - benefits earned during the year       63          63
          Interest cost on accumulated postretirement
            benefit                                           318         296
                                                           ------      ------
                                                              381         359
                                                           ------      ------

      Allocated portion of service and interest cost
        for the Division's salaried employees
        participating in the ANC-sponsored plan               941         880
                                                           ------      ------

      Net postretirement benefit expense                   $3,647      $3,175
                                                           ======      ======

These benefits are funded from current Division cash flows as claims are paid.

The accumulated postretirement benefit obligation for the Division-sponsored plans for hourly participants included in the accompanying balance sheets at December 31, 1994 and 1993 were as follows:

                                                            1994        1993
                                                           ------      ------

      Retirees                                             $2,391      $2,294
      Active participants                                   1,869       1,672
                                                           ------      ------
                                                           $4,260      $3,966
                                                           ======      ======

Additionally, the postretirement benefit obligation for salaried employees and salaried retirees of the Division included in the ANC-sponsored plan of $8,431 at December 31, 1994 and $7,546 at December 31, 1993, as determined by actuarial valuation, are reflected in other long-term liabilities on the accompanying balance sheets.

A discount rate of 8% was used for determining obligations and interest costs.

The following table shows the other assumptions used to develop the accumulated postretirement benefit obligation and the net post-retirement benefit expense.

                                                        Managed
                                          Under Age    Care Under    Over Age
                                              65         Age 65         65
                                          ---------    ----------    --------

 Current year health care trend rate          10%          8%            8%
 Ultimate trend rate                           6%          6%            5%
 Year ultimate trend rate is achieved        2001        2001          2001

A one percentage point increase in the assumed health care cost trend rates would increase the accumulated postretirement benefit obligation, excluding the ANC-sponsored and multi-employer plans, as of December 31, 1994 by approximately $500, and would increase the total of the service and interest cost components by approximately $50 for the year ended December 31, 1994.

Note 13 - Other Long-Term Liabilities
-------------------------------------

The components of other long-term liabilities at December 31, 1994 and 1993 were as follows:

                                                     1994             1993
                                                    -------          -------

      Environmental reserve (Note 15)               $11,997          $13,262
      Postretirement benefit obligation for
        ANC-sponsored plans (Note 12)                 8,431            7,546
      Accrued employee benefits                       3,691            2,140
      Other                                             823                5
                                                    -------          -------
                                                    $24,942          $22,953
                                                    =======          =======


Note 14 - Asset Writedowns
--------------------------

In 1994, the Division recorded a writedown of various assets aggregating $2,381 due to the technological obsolescence of machinery and equipment used in the production process. The writedown has been included in Other, net on the accompanying statements of income.


Note 15 - Contingencies
-----------------------

The Division is involved in litigation and in administrative proceedings and investigations in various jurisdictions. A number of such matters involve the Division, ANC and other parties related to environmental remediation costs.

It is the Division's policy to accrue environmental cleanup costs when it is probable that a liability has been incurred and an amount is reasonably estimable. As assessments and cleanups proceed, these liabilities are reviewed periodically and adjusted as additional information becomes available. The liabilities can change substantially due to such factors as additional information on the nature or extent of contamination, methods of remediation required, and other actions by governmental agencies or private parties. The aggregate environmental-related accruals were $12,459 at December 31, 1994 and $13,479 at December 31, 1993. A right of recovery exists from a third party for certain future incurred costs at one site. This expected future recovery of $3,681 at December 31, 1994 and $4,105 at December 31, 1993 has been recorded in other assets in the accompanying balance sheets.

While the Division's liability, if any, with respect to all pending suits and claims cannot be determined at this time, it is the opinion of management that the outcome of any such matters, and all of them combined, will not have a material adverse effect on the Division's financial position or results of operations.


Note 16 - Major Customers
-------------------------

The Division had net sales to one customer in 1994 and 1993 amounting to approximately $252,000 and $229,000, respectively.


Note 17 - Subsequent Event
--------------------------

On September 15, 1995, Foster Ball, LLC acquired from ANC substantially all of the net operating assets of the Division, including ANC's interest in the Tropicana Joint Venture, Heye and Trona, for cash of approximately $680,000. Upon completion of this transaction, ANC will no longer sell products in the glass manufacturing markets.

Item 7(a)         Financial statements of businesses acquired (continued).

         (4)      Unaudited financial statements of Foster-Forbes Glass Division
                  of  American  National  Can  Company  for   the   year-to-date
                  periods ended September 15, 1995 and September 30, 1994

                          FOSTER-FORBES GLASS DIVISION
                          ----------------------------

                                 BALANCE SHEETS
                                 --------------

                                  (Unaudited)

                             (Dollars in thousands)

                                                                    September 15,   September 30,
                                                                        1995            1994
                                                                    -------------   -------------

                                ASSETS
                                ------

CURRENT ASSETS:
    Cash                                                               $     110    $      53
    Accounts receivable, less allowances of $403 in 1995 and              42,005       27,937
      $262 in 1994
    Inventories                                                           74,703       64,512
    Deferred income taxes                                                  7,445        7,427
    Other                                                                  3,201        4,601
                                                                       ---------    ---------
          TOTAL CURRENT ASSETS                                           127,464      104,530

INVESTMENTS IN UNCONSOLIDATED AFFILIATES                                  17,133       13,599
PROPERTY, PLANT AND EQUIPMENT, net                                       313,032      313,188
GOODWILL, less accumulated amortization of $84,764 in 1995 and           270,647      307,994
     $40,945 in 1994
OTHER ASSETS                                                              17,835       15,418
                                                                       ---------    ---------

           TOTAL ASSETS                                                $ 746,111    $ 754,729
                                                                       =========    =========

                        LIABILITIES AND EQUITY
                        ----------------------

CURRENT LIABILITIES:
     Accounts payable                                                  $  29,523    $  39,692
     Accrued liabilities                                                  25,415       30,342
                                                                       ---------    ---------
           TOTAL CURRENT LIABILITIES                                      54,938       70,034
                                                                       ---------    ---------

LONG-TERM LIABILITIES:
     Pension liabilities                                                   7,225        7,248
     Postretirement benefit obligations                                    3,114        4,186
     Deferred income taxes                                                50,798       45,066
     Other                                                                24,363       24,236
                                                                       ---------    ---------
           TOTAL LONG-TERM LIABILITIES                                    85,500       80,736
                                                                       ---------    ---------

COMMITMENTS AND CONTINGENCIES                                               --           --
                                                                       ---------    ---------

EQUITY:
     Equity adjustment for minimum pension liability                      (3,181)      (3,836)
     Investments by and advances from ANC                                608,854      607,795
                                                                       ---------    ---------
           TOTAL EQUITY                                                  605,673      603,959
                                                                       ---------    ---------

           TOTAL LIABILITIES AND EQUITY                                $ 746,111    $ 754,729
                                                                       =========    =========

                            See accompanying notes to financial statements.


                          FOSTER-FORBES GLASS DIVISION
                          ----------------------------

                              STATEMENTS OF INCOME
                              --------------------

                                   (Unaudited)

                             (Dollars in thousands)


                                                                    Year-to-Date Period Ended
                                                                   ----------------------------
                                                                   September 15,  September 30,
                                                                        1995          1994
                                                                   -------------  -------------

NET SALES                                                            $ 459,721    $ 445,535

OPERATING COSTS AND EXPENSES:
    Cost of goods sold (excluding depreciation and amortization)       367,434      337,493
    Depreciation and amortization of property, plant and equipment      28,932       26,098
    Selling, general and administrative expenses                        17,084       15,435
    Net postretirement benefit expense                                   2,536        2,735
    Amortization of goodwill                                             5,790        6,078
    Interest expense                                                    12,367        4,922
    Other, net                                                             (16)       2,371
                                                                     ---------    ---------
                                                                       434,127      395,132
                                                                     ---------    ---------

INCOME BEFORE TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
     PRINCIPLE                                                          25,594       50,403

PROVISION FOR INCOME TAXES:
     Current                                                             5,348       14,999
     Deferred                                                            6,334        6,641
                                                                     ---------    ---------
                                                                        11,682       21,640
                                                                     ---------    ---------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE       13,912       28,763

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX           --           (843)
                                                                     ---------    ---------

NET INCOME                                                           $  13,912    $  27,920
                                                                     =========    =========


                          See accompanying notes to financial statements.


                          FOSTER-FORBES GLASS DIVISION
                          ----------------------------

                            STATEMENTS OF CASH FLOWS
                            -----------------------

                                  (Unaudited)

                             (Dollars in thousands)


                                                                                   Year-to-Date Period Ended
                                                                                 -----------------------------
                                                                                  September 15,  September 30,
                                                                                      1995          1994
                                                                                 --------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                     $   13,912    $   27,920
    Adjustments to reconcile net income to net cash provided from operating activities:
           Cumulative effect of change in accounting principle                           --             843
           Depreciation and amortization                                               34,722        32,176
           Provision for deferred income taxes                                          6,334         6,641
           Other adjustments to net income                                                200         2,205
           Changes in assets and  liabilities,  net of effects of acquisition of business:
                    Increase in accounts receivable                                   (14,261)       (6,541)
                    Decrease (increase) in inventories                                    743          (630)
                    Increase in other current assets                                      (36)       (4,424)
                    Increase in other assets                                           (3,841)       (6,080)
                    Decrease in accounts payable                                       (4,504)       (8,107)
                    (Decrease) increase in other liabilities                          (15,911)        2,458
                                                                                   ----------    ----------
         NET CASH PROVIDED FROM OPERATING ACTIVITIES                                   17,358        46,461
                                                                                   ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                             (23,221)      (40,547)
     Proceeds from sale of property, plant and equipment                                    6            91
     Acquisition of business                                                             --        (138,267)
                                                                                   ----------    ----------
         NET CASH USED IN INVESTING ACTIVITIES                                        (23,215)     (178,723)
                                                                                   ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments of obligations under capital leases                                        --              (7)
     Increase in advances from ANC                                                      5,940       132,301
                                                                                   ----------    ----------
         NET CASH PROVIDED FROM FINANCING ACTIVITIES                                    5,940       132,294
                                                                                   ----------    ----------

NET INCREASE IN CASH                                                                       83            32

CASH, beginning of period                                                                  27            21
                                                                                   ----------    ----------
CASH, end of period                                                                $      110    $       53
                                                                                   ==========    ==========

                       See accompanying notes to financial statements.

                          FOSTER-FORBES GLASS DIVISION
                          ----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                  (Unaudited)

                             (Dollars in thousands)


A.     Financial Statements
       --------------------

       Results of operations for any interim period are not necessarily indicative of results of any other periods or for the year. The financial statements as of September 15, 1995 and September 30, 1994 and for the periods from January 1, 1995 to September 15, 1995 and January 1, 1994 to September 30, 1994 are unaudited, but in the opinion of management include all adjustments necessary for a fair presentation of results for such periods. These financial statements should be read in conjunction with the audited financial statements and related notes for the two years ended December 31, 1994.

B.     Inventories
       -----------

       Inventories consist of the following:

                                     September 15, 1995      September 30, 1994
                                     ------------------      ------------------

            Raw materials                $13,407                $10,984
            Finished goods                49,075                 41,239
            Machine spare parts           12,221                 12,289
                                         -------                -------

                                         $74,703                $64,512
                                         =======                =======

       The FIFO basis of inventories (which approximates replacement cost) exceeded the LIFO inventory carrying value by $4,192 at September 15, 1995 and $2,587 at September 30, 1994.

Item 7 (b)        Unaudited pro forma financial information.

Introduction

The following unaudited pro forma consolidated statements of income (loss) of Ball Corporation for the year ended December 31, 1994 and for the nine months ended October 1, 1995 give effect to the September 15, 1995 sale of Registrant's glass food and beverage container manufacturing business, operated through its wholly owned subsidiary, Ball Glass Container Corporation ("Ball Glass"), to Ball-Foster Glass Container Corporation ("Ball-Foster"), a joint venture limited liability company. On September 15, 1995, Ball-Foster also acquired substantially all of the assets and liabilities of the Foster-Forbes Glass Division ("Foster-Forbes") of American National Can Company, a subsidiary of Pechiney S.A. A pro forma balance sheet presentation at October 1, 1995 is not presented since the sale of substantially all of the assets and liabilities of Ball Glass was reflected in Registrant's most recent balance sheet for the quarter ended October 1, 1995 which was filed November 15, 1995 with Registrant's Quarterly Report on Form 10-Q.

Compagnie de Saint-Gobain, a French corporation, indirectly holds 58% of the ownership interests of Ball-Foster while the Registrant indirectly holds a 42% ownership interest which is accounted for under the equity method. The pro forma statements are prepared as if the aforementioned transactions had occurred on January 1, 1994 and give effect to the deconsolidation of the Ball Glass business and to the Registrant's 42% equity in the pro forma after tax earnings of Ball-Foster.

The pro forma presentation does not include the net loss on Ball Glass disposition of $113.3 million pretax ($77.8 million after tax or $2.58 per share). Notwithstanding the potential for the combined Ball-Foster business to achieve meaningful synergies through enhanced economies of scale and consolidation of operations, the pro forma equity in earnings of Ball-Foster does not include any anticipated synergies nor any nonrecurring charges which may be required in connection with actions taken to achieve such synergies.

The unaudited pro forma consolidated statements of income (loss) are not necessarily indicative of the results which would have been obtained had the transactions occurred at January 1, 1994, nor are they necessarily indicative of future results. The pro forma financial information should be read in conjunction with: the accompanying notes to unaudited pro forma consolidated statements of income (loss); the audited annual and unaudited interim financial statements of Ball Glass and Foster-Forbes included elsewhere in this Form 8-K/A; the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and Registrant's Quarterly Reports on Forms 10-Q for the three quarters ended October 1, 1995.



                                Ball Corporation
          Pro Forma Condensed Consolidated Statement of Income (Loss)
                      For the year ended December 31, 1994
                                  (Unaudited)


                                             Ball
(dollars in thousands except             Corporation          Less:           Pro Forma            Pro Forma
   per share amounts)                     Historical       Ball Glass        Adjustments          As Adjusted
                                         ------------      ----------       ------------         ------------

Net sales                                $  2,594,676      $  750,583                            $ 1,844,093

Costs and Expenses:
Cost of sales                               2,311,288         698,275                              1,613,013
Selling, general and administrative
    expenses                                  114,544          26,421         6,999 (c)               95,122
Restructuring and other expenses                6,772            --                                    6,772
Interest expense                               42,298            -- (b)      (6,500)(d)               35,798
                                         ------------      ----------       ------------         ------------

Income before taxes on income,
    minority interest and equity in
    earnings of affiliates                    119,774          25,887          (499)                  93,388
Provision for income tax expense              (44,706)         (9,578)(e)       184 (e)              (34,944)
Minority interest                              (4,566)         (4,566)
Equity earnings in affiliates                   2,454                        15,668 (f)               18,122
                                         ------------      ----------      ------------          ------------

Net income                                     72,956          11,743        15,353                   76,566
Preferred dividends, net of tax
    benefit                                    (3,133)                                                (3,133)
                                         ------------      ----------      ------------          ------------

Net earnings attributable to common
    shareholders                         $     69,823      $   11,743      $ 15,353              $    73,433
                                         ============      ==========      ============          ============
Net earnings per share of common stock          $2.35                                                 $ 2.48
                                         ============                                            ============
Fully diluted earnings per share
                                                $2.20                                                 $ 2.33
                                         ============                                            ============

Weighted average common shares
    outstanding                                29,662                                                 29,618
                                         ============                                           =============
Weighted average shares outstanding -
    fully diluted                              32,061                                                 31,902
                                         ============                                           =============

See accompanying notes to pro forma condensed consolidated statements of income (loss).



                                Ball Corporation
          Pro Forma Condensed Consolidated Statement of Income (Loss)
                For the nine month period ended October 1, 1995
                                  (Unaudited)



                                             Ball
(dollars in thousands except             Corporation         Less:          Pro Forma             Pro Forma
   per share amounts)                     Historical      Ball Glass       Adjustments           As Adjusted
                                        ------------    ------------       -----------          ------------

Net sales                               $  2,121,567    $    545,891                            $  1,575,676

Costs and Expenses:
Cost of sales                              1,911,208         502,799                               1,408,409
Selling, general and administrative
    expenses                                  88,494          16,196          5,357 (c)               77,655
Net loss (gain) on dispositions of
    businesses                               109,556         113,325 (a)                              (3,769)
Interest expense                              30,497            -    (b)     (6,484)(d)               24,013
                                        ------------    ------------       -----------          ------------
(Loss) income before taxes on income,
    minority interests and equity in
    earnings of affiliates                   (18,188)        (86,429)         1,127                   69,368
Provision for income tax benefit
    (expense)                                     92          25,573 (e)       (417)(e)              (25,898)
Minority interests                            (4,189)         (2,964)                                 (1,225)
Equity earnings in affiliates                  3,175               0         10,085 (f)               13,260
                                        ------------    ------------       -----------         -------------

Net (loss) income                            (19,110)        (63,820)        10,795                   55,505
Preferred dividends, net of tax
    benefit                                   (2,320)                                                 (2,320)
                                        ------------    ------------       -----------          ------------
Net (loss) earnings attributable to
    common shareholders                 $    (21,430)   $    (63,820)      $ 10,795             $     53,185
                                        ============    ============       ===========          ============
Net (loss) earnings per share of
    common stock                              ($0.71)                                                  $1.77
                                        ============                                            ============
Fully diluted (loss) earnings per
    share                                     ($0.71)                                                  $1.66
                                        ============                                            ============

Weighted average common shares
    outstanding                               30,010                                                  30,010
                                        ============                                            ============
Weighted average shares outstanding -
    fully diluted                             32,409                                                  32,409
                                        ============                                            ============


 See accompanying notes to pro forma condensed consolidated statements of income
 (loss).

Ball Corporation
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)


(a)    To  exclude  the   nonrecurring loss recognized upon  disposition of Ball
       Glass.

(b) Interest expense is not adjusted because interest-bearing indebtedness related to Ball Glass has been retained by the Registrant.

(c) To reflect certain allocated corporate overhead costs which will not be eliminated as a consequence of the sale of Ball Glass.

(d) Reflects the application of the $141.9 million net cash proceeds from the sale of Ball Glass to reduce short term indebtedness and related interest expense at weighted average actual interest rates of 4.58% and 6.45% in 1994 and 1995, respectively.

(e)    To  reflect   the   income   tax  effects of the pro forma adjustments at
       statutory rates.

(f) Ball-Foster's acquisition of the Foster-Forbes business has been treated as a purchase business combination with the purchase consideration allocated to estimated fair values of assets acquired and liabilities assumed. Such estimated values are preliminary and are subject to adjustment due to: final purchase price negotiations, results of appraisals and refinements to other estimates. As a consequence of Registrant's continuing interest in the net assets of its former glass container manufacturing business, the related depreciation and amortization have been included in pro forma equity in earnings of Ball-Foster at the company's basis which includes the effect of recognizing the net value realized upon disposition.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BALL CORPORATION
(Registrant)


By:        /s/  R. David Hoover
         --------------------------------
         R. David Hoover
         Executive Vice President and
                  Chief Financial Officer

Date:    November 29, 1995
         -----------------

                                BALL CORPORATION
                          FORM 8-K/A - AMENDMENT NO. 1
                            Dated November 29, 1995
                         To CURRENT REPORT on FORM 8-K
                            Dated September 15, 1995

                                 EXHIBIT INDEX

Exhibit                    Description

EX-2.1* Asset Purchase Agreement dated June 26, 1995 among Foster Ball, L.L.C., Ball Glass Container Corporation and Ball Corporation. Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

EX-2.2* Foster Ball, L.L.C. Amended and Restated Limited Liability Company Agreement dated June 26, 1995 among Saint-Gobain Holdings I Corp., BG Holdings I, Inc. and BG Holdings II, Inc. Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

EX-23.1 Consent of Price Waterhouse LLP, Indianapolis, Indiana (filed herewith).

EX-23.2       Consent  of  Price  Waterhouse  LLP,   Chicago,  Illinois   (filed
              herewith).

EX-99.1*      Press Release dated September 18, 1995 issued by Ball Corporation.


*Previously filed.